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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-67929 on Form S-3, No. 333-70965 on Form S-8, No. 333-58160 on Form S-8 and
No. 333-56734 on Form S-8 of LNR Property Corporation of our report dated January 9, 2002, except for Note 8 as to which the date is February 28, 2002, on the combined financial statements of Lennar Land Partners and Lennar Land Partners II appearing in this Annual Report on Form 10-K of LNR Property Corporation for the year ended November 30, 2001.

DELOITTE & TOUCHE LLP
Certified Public Accountants


Miami, Florida
February 28, 2002